Exhibit 10.1 - Securities Purchase Agreement for Series C

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between PEGASUS TEL, INC., a Delaware corporation (the “Company”), and the undersigned (individually and collectively, the “Buyer”).

W I T N E S S E T H:

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) promulgated under the Securities Act of 1933, as amended (the “Act”); and

WHEREAS, the Company is authorized to issue up to ten million (10,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock, in one or more classes with rights and designations as determined and established by the Company’s Board of Directors; and

WHEREAS, on June 13, 2011, by unanimous written consent, the Board of Directors of the Company resolved to create a class of Preferred Stock designated as Series C which Convertible Preferred Stock with all rights and distinctions as set forth in that certain Certificate of Designations prepared and provided to the Board;

WHEREAS, on June 13, 2011, the proper officer of the Company caused to be filed the Certificate of Designations with the Secretary of State of the State of Delaware; and

WHEREAS, on March 12, 2012, by unanimous written consent, the Board of Directors of the Company resolved to amend the terms of the class of Preferred Stock designated as Series C which Convertible Preferred Stock with all rights and distinctions as set forth in that certain Amendment to Certificate of Designation or Amended and Restated Certificate of Designation prepared and provided to the Board;

WHEREAS, on March 12, 2012, the proper officer of the Company caused to be filed the Amendment to Certificate of Designation or Amended and Restated Certificate of Designation with the Secretary of State of the State of Delaware; and

WHEREAS, the Buyer wishes to purchase one million (1,000,000) of the Company’s shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Shares”), upon the terms and subject to the conditions of this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           AGREEMENT TO PURCHASE; PURCHASE PRICE.

a.           Purchase.  The Buyer hereby agrees to purchase from the Company one million (1,000,000) of the Shares. The purchase price for the Shares shall be $0.0001 (the par value) per Share for a total of One Thousand ($1,000.00) Dollars and shall be payable in United States Dollars (the “Purchase Price”).

b.           Form of Payment; Escrow Arrangements; Offering Termination Date.  The Buyer shall pay the Purchase Price for the Shares by check or wire directly to the Company.

2.           BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

a.           The Buyer is purchasing the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof;

b.           The Buyer is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Act by reason of Rule 501(a)(3), and/or (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Shares;

c.           All subsequent offers and sales of the Shares by the Buyer shall be made pursuant to registration under the Act or pursuant to an exemption from registration;

d.           The Buyer understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Shares;

e.           The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

f.           The Buyer understands that its investment in the Shares involves a high degree of risk;

g.           The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares;

h.           This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.

3.           COMPANY REPRESENTATIONS, ETC.

The Company represents and warrants to the Buyer that:

a.           Company Status.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary other than those jurisdictions in which the failure to so qualify would not have a material and adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Company.

b.           Authorized Shares.  The Company has authorized and reserved for issuance, free from preemptive rights, the Shares and the shares of Common Stock issuable upon the conversion of the Shares (the “Conversion Shares,” and together with the Shares, the “Securities”).  The Shares have been, duly authorized and will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

c.           Securities Purchase Agreement.  This Agreement and the transactions contemplated hereby have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement, when executed and delivered by the Company, will be, a valid and binding agreement of the Company enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally.

d.           Non-contravention.  The execution and delivery of this Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or (iv) to its knowledge, order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein. The Company is not in violation of any material laws, governmental orders, rules, regulations or ordinances to which its property, real, personal, mixed, tangible or intangible, or its businesses related to such properties are subject.

e.           Approvals.  No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market is required to be obtained by the Company for the issuance and sale of the Shares to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

f.           No Trading Market.  There is no trading market for the Securities.

4.           CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a.           Transfer Restrictions.  The Buyer acknowledges that (1) the Securities have not been registered under the provisions of the Act and may not be transferred unless (A) subsequently registered thereunder, as provided for herein, or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the

Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale any Security made in reliance on Rule 144 promulgated under the Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of that Security under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Act, may require compliance with some other exemption under the Act or the rules and regulations of the SEC thereunder.

b.           Restrictive Legend.  The Buyer acknowledges and agrees that the Securities and, until such time as they are registered under the Act as hereinafter contemplated, the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer thereof):

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

c.           Filings.  The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Buyer under any United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

d.           Available Conversion Shares.  The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock equal to the Conversion Shares.

5.           GOVERNING LAW:  MISCELLANEOUS.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.  A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.  This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.  This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement.  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

6.           NOTICES.  Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given, (i) on the date delivered, (a) by personal delivery, or (b) if advance copy is given by fax, (ii) seven business days after deposit in the United States Postal Service by regular or certified mail, or (iii) three business days mailing by international express courier, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

COMPANY:                PEGASUS TEL, INC.
118 Chatham Road
Syracuse, New York 13203
Attention:                     Joseph Passalaqua, President

with a copy to:

The Law Offices of Sec Attorneys, LLC
Jerry Gruenbaum, Esq.
2 Corporate Drive, Suite 234
Shelton, Connecticut 06484

BUYER:   At the address set forth on the signature page of this Agreement.

7.           SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer or one of its officers thereunto duly authorized as of the date set forth below.

	Total-Invest International B.V.	Address:	Lange Stammerdijk 31
	Print Name of Buyer		1109 BL Amsterdam
The Netherlands

By:	/s/JM Erkelens	Fax No.
(Signature of Authorized Person)

	JM Erkelens, Managing Director	Jurisdiction	The Netherlands
	Printed Name and Title		of incorporation or organization

Chamber of Commerce # 32038850
Taxpayer identification number
or social security number, as applicable

This Agreement has been accepted as of the date set forth below.

PEGASUS TEL, INC.

By:	/s/Joseph Passalaqua
Joseph Passalaqua, President

Dated:	March 12, 2012